AMENDED AND RESTATED

RULE 18f-3 MULTI-CLASS PLAN

COLUMBIA FUNDS SERIES TRUST

I. Introduction.

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Rule 18f-3 Multi-Class Plan (“Plan”) sets forth the methods for allocating fees and expenses among the classes of shares (“Shares”) in the investment portfolios (the “Funds”) of Columbia Funds Series Trust (the “Trust”). Among other things, this Plan identifies expenses that may be allocated to a particular class of Shares to the extent that they are actually incurred in a different amount by the class or relate to a different kind or degree of services provided to the class. In addition, this Plan sets forth the maximum initial sales loads, contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum shareholder administration fees, conversion features, exchange privileges, other shareholder services and transfer agency fees, if any, applicable or allocated to each class of Shares of the Trust.

The Trust is an open-end series investment company registered under the 1940 Act, the Shares of which are registered on Form N-1A under the Securities Act of 1933. The Trust offers multiple classes of Shares in its Funds pursuant to the provisions of Rule 18f-3 and this Plan.

Each Fund and the classes of Shares representing interests in the Fund it issues are set forth in Schedule A hereto. Schedule A shall be updated by officers of the Trust from time to time as necessary to reflect the current classes and Funds offered by the Trust.

II. Allocation of Expenses.

1. Except as otherwise set forth herein or as may from time to time be specifically approved by the Trustees, all expenses of each Fund shall be allocated proportionately among the classes of such Fund pro rata based on the relative net assets of each class. Pursuant to Rule 18f-3, the Trust shall allocate to each class of Shares in a Fund any fees and expenses incurred by the Trust in connection with the distribution and/or the provision of shareholder services to holders of such class of Shares under any distribution plan, shareholder servicing plan and/or plan administration agreement (a “Distribution/Shareholder Servicing Plan”).

2. In addition, pursuant to Rule 18f-3, the Trust may allocate to a particular class of shares the following fees and expenses, if any, but only to the extent they relate to (as defined below) the particular class of Shares:

(i)	transfer agency fees and expenses identified by the transfer agent or the officers as being fees and expenses that relate to such class of Shares (see paragraph 7 below);

(ii)	printing and postage expenses of preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of Shares or to regulatory agencies that relate to such class of Shares;

(iii)	blue sky registration or qualification fees that relate to such class of Shares;

(iv)	Securities and Exchange Commission registration fees that relate to such class of Shares;

(v)	expenses of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of Shares;

(vi)	litigation or other legal expenses that relate to such class of Shares;

(vii)	fees of the Trustees of the Trust incurred as a result of issues that relate to such class of Shares;

(viii)	independent accountants’ fees that relate to such class of Shares; and

(ix)	any other fees and expenses that relate to such class of Shares.

Notwithstanding the foregoing, the Trust may not allocate advisory or custodial fees or other expenses related to the management of a Fund’s assets to a particular class, except that the Trust may cause a class to pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions in the advisory contract of the Fund to the different investment performance of each class.

3. For all purposes under this Plan, fees and expenses “that relate to” a class of Shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The officers of the Trust shall have the authority to determine, to the extent permitted by applicable law or regulation and/or U.S. Securities and Exchange Commission guidance, whether any or all of the fees and expenses described in paragraph 2 above should be allocated to a particular class of Shares. The Treasurer, any Deputy or Assistant Treasurer or another appropriate officer of the Trust shall periodically or as frequently as requested by the Board report to the Board of Trustees regarding any such allocations.

4. For all purposes under this Plan, “Daily Dividend Fund” means any Fund that has a policy of declaring distributions of net investment income daily, including any money market fund that determines net asset value using the amortized cost method permitted by Rule 2a-7 under the 1940 Act.

5. Income and any expenses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund, excluding the value of subscriptions receivable (the “Settled Shares Method”).

Realized and unrealized capital gains and losses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund (the “Relative Net Assets Method”).

6. Income, realized and unrealized capital gains and losses, and any expenses of Funds that are not Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the Relative Net Assets Method.

7. Transfer agency costs vary among classes, and are calculated separately for each of (a) Class Y Shares, (b) Class K and R5 Shares, and (c) all other classes of Shares (excluding Class I Shares).

(i)	Class I Shares pay no transfer agency costs.

(ii)	Class A, B, C, K, R, R4, R5, T, W, Y and Z Shares pay an annual per account fee set forth in the transfer agency agreement in effect from time to time.

(iii)	Class A, B, C, K, R, R4, R5, T, W, Y and Z Shares pay an allocable share of reimbursable out-of-pocket expenses, with the allocation among the classes based on the number of open accounts.

(iv)	Class A, B, C, K, R, R4, R5, T, W and Z Shares pay sub-transfer agency fee as set forth in the transfer agency agreements in effect from time to time.

8. In certain cases, a Fund service provider may waive or reimburse all or a portion of the expenses of a specific class of Shares of the Fund. The applicable service provider shall report to the Board of Trustees regarding any such waivers or reimbursements, including why they are consistent with the fair and equitable treatment of shareholders of all classes.

III. Class Arrangements.

The following summarizes the maximum initial sales loads, contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum plan administration and/or shareholder administration fees, if any, conversion features, exchange privileges and other shareholder service fees, if any, applicable or allocated to each class of Shares of the Trust. Additional details regarding such fees and services are set forth in the relevant Fund’s (or Funds’) current prospectus(es) and statement of additional information.

1.	Class A Shares – Columbia Small Cap Index Fund, Columbia Mid Cap Index Fund, Columbia Large Cap Index Fund and Columbia Large Cap Enhanced Core Fund (the “Index Funds”) Only.

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class A Shares of each Index Fund may pay a combined distribution and shareholder servicing fee of up to 0.25% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class A Shares of an Index Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Index Fund. Class A Shares of a Fund may generally be exchanged for Class A Shares of other Funds or funds in the same fund family (“Affiliated Funds”), subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class A Shares of an Index Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Index Fund.

2.	Class A Shares –Funds Other than the Index Funds.

A.	Maximum Initial Sales Load:

(i)	Columbia Convertible Securities Fund, Columbia Large Cap Value Fund, Columbia Mid Cap Value Fund, Columbia International Value Fund, Columbia Overseas Value Fund, Columbia Marsico Focused Equities Fund, Columbia Marsico Global Fund, Columbia Marsico Growth Fund, Columbia Marsico International Opportunities Fund, Columbia Marsico 21st Century Fund, Columbia Multi-Advisor International Equity Fund, Columbia Small Cap Value Fund II, Columbia Small Cap Growth Fund II, Columbia Large Cap Core Fund, Columbia LifeGoal Balanced Growth Portfolio, Columbia LifeGoal Growth Portfolio, Columbia LifeGoal Income and Growth Portfolio, and Columbia Masters International Equity Portfolio: maximum of 5.75%.

(ii)	Columbia California Intermediate Municipal Bond Fund, Columbia Georgia Intermediate Municipal Bond Fund, Columbia Maryland Intermediate Municipal Bond Fund, Columbia North Carolina Intermediate Municipal Bond Fund, Columbia South Carolina Intermediate Municipal Bond Fund, Columbia Virginia Intermediate Municipal Bond Fund and Columbia LifeGoal Income Portfolio: maximum of 3.25%.

(iii)	Columbia Short Term Bond Fund and Columbia Short Term Municipal Bond Fund: maximum of 1.00%.

B.	Contingent Deferred Sales Charge: maximum of 1.00%.

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class A Shares of each Fund may pay a combined distribution and shareholder servicing fee of up to 0.25% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class A Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class A Shares of a Fund may generally be exchanged for Class A Shares of other Funds or funds in the same fund family (“Affiliated Funds”), subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class A Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

3.	Class B Shares

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds):

(a)	For all Funds other than those listed below: maximum of 5.00%.

(b)	Columbia California Intermediate Municipal Bond Fund, Columbia Virginia Intermediate Municipal Bond Fund, Columbia Georgia Intermediate Municipal Bond Fund, Columbia Maryland Intermediate Municipal Bond Fund, Columbia North Carolina Intermediate Municipal Bond Fund, Columbia South Carolina Intermediate Municipal Bond Fund and Columbia Short-Term Bond Fund: maximum of 3.00%.

(c)	Columbia Short-Term Municipal Bond Fund: None

C.	Maximum Distribution/Shareholder Servicing Fees: Class B Shares may pay distribution and service fees pursuant to a Distribution/Shareholder Servicing Plan as described in the prospectuses as from time to time in effect. Such fees may be in amounts up to, but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

D.	Conversion Features/Exchange Privileges: Class B Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class B Shares of a Fund convert into Class A Shares as described in the then-current prospectus for such Shares of such Fund. Class B Shares of a Fund may generally be exchanged for Class B Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class B Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

4.	Class C Shares

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 1.00% if redeemed within one year of purchase and eliminated thereafter.

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class C Shares of each Fund may pay distribution fees of up to 0.75% of the average daily net assets of such Shares and shareholder servicing fees of up to 0.25% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class C Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class C Shares of a Fund may generally be exchanged for Class C Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class C Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

5.	Class I Shares.

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class I Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class I Shares of a Fund may generally be exchanged for Class I Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund

E.	Other Shareholder Services: Class I Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

6.	Class K Shares*.

A.	Initial Sales Load: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class K Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees and described in the then-current prospectus for such Shares of such Fund. Class K Shares of a Fund may generally be exchanged for Class K Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class K Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees and described in the then-current prospectus for such Shares of such Fund.

F.	Plan Administration Services Fee: Class K Shares pay an annual plan administration services fee for the provision of various administrative, recordkeeping, communication and educational services. The fee for Class K Shares is equal on an annual basis to 0.25% of average daily net assets attributable to such Shares.

*	Class K shares were known as Class R4 shares prior to October 25, 2012.

7.	Class R Shares.

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Class R Shares of each Fund may pay distribution fees of up to 0.50% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class R Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class R Shares of a Fund may generally be exchanged for Class R Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class R Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

8.	Class R4 Shares.

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class R4 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

E.	Other Shareholder Services: Class R4 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

9.	Class R5 Shares.

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class R5 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class R5 Shares of a Fund may generally be exchanged for Class R5 Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class R Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

10.	Class T Shares.

A.	Maximum Initial Sales Load:

(a)	For equity Funds: 5.75%

(b)	For fixed-income Funds: 4.75%

B.	Maximum Contingent Deferred Sales Charge: 1.00%

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class T Shares of each Fund may pay servicing fees of up to 0.50% for equity Funds and 0.40% for fixed income Funds of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class T Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class T Shares of a Fund may generally be exchanged for Class T Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class T Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

11.	Class W Shares.

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class W Shares may pay distribution and/or shareholder servicing fees of up to 0.25% of the average daily net assets of such Shares.

D.	Maximum Shareholder Servicing Fees: None

E.	Maximum Shareholder Administration Fees: None

F.	Conversion Features/Exchange Privileges: Class W Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class W Shares of a Fund may generally be exchanged for Class W Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

G.	Other Shareholder Services: Class W Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

12.	Class Y Shares.

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class Y Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class Y Shares of a Fund may generally be exchanged for Class Y Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class Y Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

13.	Class Z Shares.

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class Z Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. If a shareholder becomes eligible, in accordance with the eligibility requirements described in the prospectuses as from time to time in effect, to purchase Class Z Shares of a Fund, Shares of eligible classes may be exchanged for Class Z Shares of the same Fund, subject to the terms set forth in the prospectuses. An Affiliated Fund that holds Class Z Shares of a Fund may exchange such Shares for Class I Shares of the same Fund, subject to exceptions described in the then-current prospectuses of the Affiliated Fund and Fund. Class Z Shares of a Fund may generally be exchanged for Class Z Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund. Class Z shares of a Fund may generally be exchanged for such other shares of the same Fund as set forth in the Fund’s then-current prospectus, provided that the holder of such Class Z shares is determined to be eligible to invest in such share classes in accordance with the Fund’s then current prospectus.

E.	Other Shareholder Services: Class Z Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

IV. Board Review.

The Board of Trustees of the Trust shall review this Plan, including the application of the Relative Net Assets Method and the Settled Shares Method to the Funds, as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or Fund expenses), is in the best interests of each class of Shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:	December 9, 1999
Amended and Restated:	September 7, 2010
Update of Funds and Classes:	November 16, 2011
Amended and Restated:	November 1, 2012
Update of Fund and Classes:	February 28, 2013

Schedule A

Funds and Authorized Classes of Shares – Columbia Funds Series Trust

The Funds are authorized to issue those classes of Shares representing interests in the Funds as indicated in the following table:

	Class A Shares	Class B Shares	Class C Shares	Class I Shares	Class K Shares	Class R Shares	Class R4 Shares	Class R5 Shares	Class T Shares	Class W Shares	Class Y Shares	Class Z Shares
Columbia California Intermediate Municipal Bond Fund	A	B	C				R4	R5				Z
Columbia Capital Allocation Moderate Aggressive Portfolio	A	B	C		K	R	R4	R5	T			Z
Columbia Capital Allocation Moderate Conservative Portfolio	A	B	C		K	R	R4	R5				Z
Columbia Convertible Securities Fund	A	B	C	I		R	R4	R5		W		Z
Columbia Georgia Intermediate Municipal Bond Fund	A	B	C				R4					Z
Columbia International Value Fund	A	B	C	I		R	R4	R5				Z
Columbia Large Cap Core Fund	A	B	C	I				R5		W		Z
Columbia Large Cap Enhanced Core Fund	A			I		R					Y	Z
Columbia Large Cap Index Fund	A	B		I				R5				Z

	Class A Shares	Class B Shares	Class C Shares	Class I Shares	Class K Shares	Class R Shares	Class R4 Shares	Class R5 Shares	Class T Shares	Class W Shares	Class Y Shares	Class Z Shares
Columbia Large Cap Value Fund	A	B	C	I		R				W	Y	Z
Columbia LifeGoal Growth Portfolio	A	B	C		K	R	R4	R5				Z
Columbia LifeGoal Income Portfolio	A	B	C									Z
Columbia Marsico 21st Century Fund	A	B	C			R	R4					Z
Columbia Marsico Focused Equities Fund	A	B	C	I			R4					Z
Columbia Marsico Global Fund	A		C			R						Z
Columbia Marsico Growth Fund	A	B	C	I		R	R4	R5		W		Z
Columbia Marsico International Opportunities Fund	A	B	C	I		R	R4					Z
Columbia Maryland Intermediate Municipal Bond Fund	A	B	C				R4					Z
Columbia Masters International Equity Portfolio	A	B	C			R						Z
Columbia Mid Cap Index Fund	A			I				R5				Z
Columbia Mid Cap Value Fund	A	B	C	I	K	R	R4	R5		W	Y	Z
Columbia Multi-Advisor International Equity Fund	A	B	C	I	K	R	R4	R5		W	Y	Z

	Class A Shares	Class B Shares	Class C Shares	Class I Shares	Class K Shares	Class R Shares	Class R4 Shares	Class R5 Shares	Class T Shares	Class W Shares	Class Y Shares	Class Z Shares
Columbia North Carolina Intermediate Municipal Bond Fund	A	B	C				R4					Z
Columbia Overseas Value Fund	A	B	C	I	K	R				W		Z
Columbia Short Term Bond Fund	A	B	C	I	K	R	R4	R5		W	Y	Z
Columbia Short Term Municipal Bond Fund	A	B	C				R4	R5				Z
Columbia Small Cap Growth Fund II	A	B	C	I								Z
Columbia Small Cap Index Fund	A	B		I	K			R5				Z
Columbia Small Cap Value Fund II	A	B	C	I		R	R4	R5			Y	Z
Columbia South Carolina Intermediate Municipal Bond Fund	A	B	C				R4					Z
Columbia Virginia Intermediate Municipal Bond Fund	A	B	C				R4					Z